Exhibit (a)(1)(D)

OFFER LETTER TO EXCHANGE

BY
SKYLINE MEDICAL INC.

of all outstanding Series A Warrants for Series B Warrants

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, EASTERN TIME, ON APRIL 21, 2016, UNLESS THE TENDER OFFER IS EXTENDED.

March 25, 2016

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated March 25, 2016 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Skyline Medical Inc. (the “Company”), a corporation incorporated under the laws of the State of Delaware, to the holders of the Company’s outstanding Series A Warrants (the “Series A Warrants”). The Company is offering to exchange Series B Warrants (the “Series B Warrants”) to purchase shares of our common stock, par value $0.01 per share (the “Warrant Shares”), for up to an aggregate of 3,157,186 outstanding Series A Warrants. Each Series A Warrant can be exercised for one share of common stock at $4.95 per share or on a cashless basis for a variable number of shares, with the ratio depending in part on the market value of our common stock. On March 16, 2016, each Series A Warrant could be exercised on a cashless basis for 10.06 shares of common stock. For each outstanding Series A Warrant tendered by holders, we will issue 10.2 Series B Warrants, which are subject to cashless exercise at a fixed rate of one share of common stock per Series B Warrant (subject to further adjustment for stock splits, etc.). The “Offer Period” is the period of time commencing on March 25, 2016 and ending at midnight, Eastern time, on April 21, 2016, or such later date to which the Company may extend the Offer (the “Expiration Date”).

SERIES A WARRANTS NOT EXCHANGED IN THE OFFER WILL OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EXCHANGE OF THE SERIES A WARRANTS. HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE.

You may tender and exchange some or all of your Series A Warrants. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Series A Warrants.

On the terms and subject to the conditions of the Offer, the Company will allow you to exchange all Series A Warrants properly tendered before the Expiration Date and not properly withdrawn. For each outstanding Series A Warrant tendered, the Company will issue 10.2 Series B Warrants, which are subject to cashless exercise at a fixed rate of one share of common stock per Series B Warrant.

We are the owner of record of Series A Warrants held for your account. As such, we are the only ones who can exchange and tender your Series A Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Series A Warrants we hold for your account.

Please instruct us as to whether you wish us to exchange any or all of the Series A Warrants we hold for your account on the terms and subject to the conditions of the Offer.

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Please note the following:

1.	For each outstanding Series A Warrant that you tender, the Company will issue 10.2 Series B Warrants.

2.	The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

3.	The Offer and withdrawal rights will expire at midnight, Eastern time, on April 21, 2016, unless the Company extends the Offer.

4.	The Offer is for all outstanding Series A Warrants of the Company.

5.	Tendering Series A Warrant holders who are registered Series A Warrant holders or who tender their Series A Warrants directly to D.F. King & Co., Inc., the Information Agent for the Offer, at 48 Wall Street, New York, NY 10005 (Main Phone: (212) 269-5550; Toll-Free: (866) 406-2283; Email: sklnu@dfking.com), will not be obligated to pay any brokerage commissions.

If you wish to have us exchange any or all of your Series A Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exchange your Series A Warrants, we will tender for exchange all your Series A Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at midnight, Eastern time, on April 21, 2016, unless the Offer is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all holders of Series A Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Series A Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, officers, or employees, the Depositary or the Information Agent makes any recommendation to any Series A Warrant holder as to whether to exchange or refrain from tendering and exchanging any Series A Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exchange your Series A Warrants and, if so, how many Series A Warrants to exchange. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

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INSTRUCTION FORM WITH RESPECT

TO

OFFER LETTER TO EXCHANGE

BY

SKYLINE MEDICAL INC.

of all outstanding Series A Warrants for Series B Warrants

The undersigned acknowledges receipt of your letter and the enclosed Offer Letter, dated January 22, 2016 (the “Offer Letter”), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Skyline Medical Inc. (the “Company”), a corporation incorporated under the laws of the State of Delaware, to the holders of the Company’s outstanding Series A Warrants (the “Series A Warrants”). The Company is offering to exchange Series B Warrants (the “Series B Warrants”) to purchase shares of our common stock, par value $0.01 per share (the “Warrant Shares”), for up to an aggregate of 3,157,186 outstanding Series A Warrants. Each Series A Warrant can be exercised for one share of common stock at $4.95 per share or on a cashless basis for a variable number of shares, with the ratio depending in part on the market value of our common stock. On March 16, 2016, each Series A Warrant could be exercised on a cashless basis for 10.06 shares of common stock. For each outstanding Series A Warrant tendered by holders, we will issue 10.2 Series B Warrants, which are subject to cashless exercise at a fixed rate of one share of common stock per Series B Warrant (subject to further adjustment for stock splits, etc.). The “Offer Period” is the period of time commencing on March 25, 2016 and ending at midnight, Eastern time, on April 21, 2016, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The undersigned hereby instructs you to exchange the number of Series A Warrants indicated below or, if no number is indicated, all Series A Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

By participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s securities is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the tender offer, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

(continued on following page)

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Number of Series A Warrants to be exchanged by you for the account of the undersigned:

*Unless otherwise indicated it will be assumed that all Series A Warrants held by us for your account are to be exchanged.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date: ________________, 201___

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